Exhibit 99.1

DURATA THERAPEUTICS REPORTS THIRD QUARTER 2012 FINANCIAL AND CORPORATE RESULTS

MORRISTOWN, NJ, November 9, 2012 – Durata Therapeutics (NASDAQ: DRTX) today announced financial and corporate results for the quarter ended September 30, 2012.

“With the completion of patient enrollment in our two ongoing global Phase 3 clinical trials of dalbavancin, we remain on track to file a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) in the first half of 2013, pending results from these trials,” said Paul Edick, Chief Executive Officer of Durata Therapeutics, Inc. “Our financial results reflect our increase in spending as the studies draw to a close.”

Recent Accomplishments

Our significant recent accomplishments include the following:

•	Completed target enrollment for both of our global Phase 3 clinical trials of dalbavancin.

•

Received Qualified Infectious Disease Product (QIDP) designation for dalbavancin from the FDA, which provides Durata priority review by the FDA, eligibility for fast-track status, and extension of statutory exclusivity periods for an additional five years upon FDA approval of the product for the treatment of acute bacterial skin and skin structure infections (ABSSSI).

•	Completed QT study of dalbavancin, which indicated that dalbavancin had no clinically significant impact on cardiac conduction.

•	Released in vitro study data that could help support a clinical development program to investigate dalbavancin for the treatment of pneumonia.

Financial results for the quarter ended September 30, 2012

As of September 30, 2012, we had cash and cash equivalents of $60.8 million, compared to $11.5 million at December 31, 2011. In July 2012, we raised $73.9 million in net proceeds from our initial public offering.

Net loss for the three months ended September 30, 2012 (the “2012 Quarter”) was $21.8 million, compared to net loss of $9.4 million for the three months ended September 30, 2011 (the “2011 Quarter”).

Research and development expense for the 2012 Quarter was $19.0 million, compared to $8.3 million for the 2011 Quarter. The $10.7 million increase from the 2011 Quarter to the 2012 Quarter principally resulted from an increase of $7.6 million in contract research organization and other clinical trial expenses, including consulting, an increase of $0.5 million for personnel costs to support our studies and an increase of $2.6 million related to chemistry, manufacturing and control related expenses due to the production of active product ingredient to support registration batches.

General and administrative expense for the 2012 Quarter was $2.6 million, compared to $1.0 million for the 2011 Quarter. The $1.6 million increase from the 2011 Quarter to the 2012 Quarter principally resulted from an increase of $0.7 million for personnel costs, an increase of $0.4 million in legal and consulting fees and an increase of $0.5 million for insurance and other operating expenses to support our pre-launch activities and increased compliance requirements.

About Dalbavancin

Dalbavancin is an intravenous antibiotic product candidate under investigation for once-weekly dosing, which we believe may facilitate the treatment of patients with acute bacterial skin and skin structure infections, or ABSSSI, in both the in-patient and out-patient settings, potentially reducing the length of a patient’s hospital stay or avoiding hospital admission altogether, with an impact on the overall cost of care for these patients.

About Durata Therapeutics

Durata Therapeutics is a pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses. Durata has completed enrollment in two global Phase 3 clinical trials with its lead product candidate, dalbavancin, for the treatment of patients with ABSSSI.

Forward-looking statements

Statements contained in this press release contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include statements about the filing of a New Drug Application with the U.S. Food and Drug Administration. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the “Risk Factors” section of our most recent quarterly report on Form 10-Q, which is on file with the SEC and is also available on our website. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our views change. Therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Contacts

Investor Relations and Public Affairs Contact

Durata Therapeutics

Allison Wey

Vice President, Investor Relations and Public Affairs

(312) 612-5462

awey@duratatherapeutics.com

or

Media Relations Contacts

Jed Weiner

White Oak Communications, Inc.

(847) 392-4186

jed.weiner@comcast.net

DURATA THERAPEUTICS, INC. AND SUBSIDIARY

(A Development Stage Company)

Condensed Consolidated Balance Sheet

Unaudited

(in thousands)

	December 31, 2011	September 30, 2012
Assets
Current assets:
Cash and cash equivalents	$11,485	$60,790
Prepaid expenses and other current assets	997	1,351

Total current assets	12,482	62,141
Acquired in process research and development	15,292	15,292
Goodwill	5,811	5,811
Property and equipment, net	—	507
Restricted cash	—	850
Deferred charge	—	10,991
Other assets	40	—

Total assets	$33,625	$95,592

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,957	$6,659
Accrued expenses	1,369	8,579
Income taxes payable	—	2,841

Total current liabilities	3,326	18,079

Non-current income tax payable	—	1,000
Contingent consideration	18,739	19,556
Other liabilities	—	89

Total liabilities	22,065	38,724

Redeemable portion—Series A Convertible Preferred Stock	6,000	—

Total stockholders’ equity	5,560	56,868

Total liabilities, redeemable preferred stock and stockholders’ equity	$33,625	$95,592

DURATA THERAPEUTICS, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Operations

(Unaudited)

(in thousands, except share and per share data)

					Period from inception (November 4, 2009) to
	Three Month Period Ended September 30,		Nine Month Period Ended September 30,		September 30,
	2011	2012	2011	2012	2012
Operating expenses:
Research and development expenses	$8,325	$18,956	$21,094	$42,255	$77,404
General and administrative expenses	1,009	2,553	3,313	6,166	14,160
Acquisition related charges, net	760	277	357	817	8,264

Operating loss	10,094	21,786	24,764	49,238	99,828
Interest income	(2)	(12)	(11)	(19)	(36)

Loss before income tax benefit	10,092	21,774	24,753	49,219	99,792
Income tax benefit	(706)	—	(1,489)	—	(5,811)

Net loss	$(9,386)	$(21,774)	$(23,264)	$(49,219)	$(93,981)

Net loss attributable to common stockholders	$(9,386)	$(21,774)	$(23,264)	$(49,219)	$(93,981)
Net income attributable to Series A preferred stockholders	—	—	—	—	—

Net loss	$(9,386)	$(21,774)	$(23,264)	$(49,219)	$(93,981)

Net loss per common share – Basic and Diluted	$(150.18)	$(1.47)	$(394.12)	$(9.83)
Weighted-average common shares – Basic and Diluted	62,500	14,781,419	59,028	5,008,367